                                                                    Exhibit 99.1



                                                                [AMD LETTERHEAD]



                                                                        CONTACT:
                                                                     Scott Allen
                                                                Public Relations
                                                                  (408) 749-3311

                                                                  John Greenagel
                                                        Corporate Communications
                                                                  (408) 749-3310

                                                                    Toni Beckham
                                                              Investor Relations
                                                                  (408) 749-3127



                       AMD REPORTS THIRD QUARTER RESULTS

     SUNNYVALE, CA--OCTOBER 6, 1999--AMD today reported sales of $662,192,000 and a net loss of $105,545,000, or $0.72 per share, for the third quarter, ended September 26, 1999.

     Led by increased sales of AMD Athlon (TM) processors and flash memory products, sales increased by 11 percent from the immediate-prior quarter, while declining by 3 percent from the third quarter of 1998. Results from the immediate-prior quarter and the third quarter of 1998 include sales of Vantis Corporation, the AMD programmable logic subsidiary that was sold during the second quarter of 1999. Sales for AMD continuing product groups - the Computation Products Group, Communications Group, and Memory Group - were up 16 percent from the immediate-prior quarter, while up 1 percent from the third quarter of 1998.

                                     -more-

     In the immediate-prior quarter, AMD reported sales of $595,109,000 and net income of $79,896,000, or $0.53 per diluted share. The company's second-quarter results reflected an operating loss of $172,542,000, a one-time after-tax gain of $259,236,000 from the sale of the Vantis, and restructuring and other special charges of $17,514,000. Excluding the one-time gain and the restructuring and other special charges, results would have been a net loss of $161,826,000, or $1.10 per share for the quarter ended June 27, 1999.

     In the third quarter of 1998, AMD reported sales of $685,927,000, which resulted in net income of $1,006,000, or $0.01 per diluted share.

     For the first nine months of 1999, AMD reported total sales of $1,888,894,000, which resulted in a net loss of $154,016,000, or $1.05 per share. In the first nine months of 1998, AMD reported total sales of $1,753,321,000, and a net loss of $126,281,000, or $0.88 per share.

     "Sharply higher sales of flash memories and sales of AMD Athlon processors at higher margins than those experienced on AMD-K6(R) family processors combined to boost revenues smartly and cut our operating loss by more than $70 million compared to the immediate-prior quarter," said W.J. Sanders III, chairman and chief executive officer.

     "Flash memory sales grew by 28 percent over the immediate-prior quarter. Flash memory demand is very strong and continues to outstrip our ability to supply, even as we increase production capacity.

     "Unit sales of Microsoft Windows compatible processors grew by more than 20 percent over the immediate-prior quarter to more than 4.5 million units," Sanders continued.

     "Limited AMD Athlon motherboard availability during the third quarter was exacerbated by the Taiwan earthquake on September 21, which shut off motherboard shipments in the final week of our quarter. In spite of this, unit sales of AMD Athlon processors attained the hundreds of thousands level.

                                     -more-

     "Demand for AMD Athlon processors from both our OEM customers and end-users has been very strong. Technical reviews have been outstanding, reflecting the clear superiority of the AMD Athlon processor over the Intel Pentium III processor on all important and relevant benchmarks. With this week's introduction of the 700-MHz AMD Athlon processor, AMD continues to set the performance standard for Microsoft Windows PCs.

     "Our operational performance last quarter was excellent. Accordingly, we are highly confident that we can produce more than one million AMD Athlon processors in the current quarter. In the face of strong demand, unit sales are expected to be gated by infrastructure support limitations resulting from the continuing effects of the Taiwan earthquake. The most critical items are the motherboards themselves and the components that populate them. Based on all of the currently available information, we believe we still have a good chance of achieving our pre-earthquake goal of cumulative sales of one million AMD Athlon processors by year-end," Sanders concluded.

Cautionary Statement

     This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally preceded by words such as "plans," "expects," "believes," "anticipates" or "intends." Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations. Forward-looking statements in this release involve the risk that third parties may not provide infrastructure solutions to support the AMD Athlon processor in a timely manner to allow the company to meet its unit sales goals, that infrastructure support limitations resulting from the continuing effects of the Taiwan earthquake will worsen, that the company will not be able to produce the AMD Athlon processor in the volume necessary to meet its goals, that the AMD Athlon will not achieve customer and market acceptance; and, that demand for flash memory products will not continue at current or greater levels. We urge investors to review in detail the risks and uncertainties in the company's Securities and Exchange Commission filings.

                                     -more-

About AMD

     AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets. AMD produces microprocessors, flash memories, and integrated circuits for communications and networking applications. Founded in 1969 and based in Sunnyvale, California, AMD had revenues of $2.5 billion in 1998. (NYSE:AMD).

                                    --30--



Visit AMD on the Web: Additional press releases and information about AMD and its products are available at www.amd.com.

AMD, the AMD logo, 3DNow!, AMD Athlon and combinations thereof are trademarks, and the AMD-K6 is a registered trademark of Advanced Micro Devices, Inc. Microsoft and Windows are registered trademarks of Microsoft Corporation. Other product names used in this publication are for identification purposes only and may be trademarks of their respective companies.

Advanced Micro Devices, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Thousands except per share amounts)

                                                           Quarter Ended                            Nine Months Ended
                                                            (Unaudited)                                 (Unaudited)
------------------------------------------------------------------------------------------------------------------------------
                                           Sept. 26,           June 27,       Sept. 27,       Sept. 26,          Sept. 27,
                                             1999               1999            1998            1999                1998
------------------------------------------------------------------------------------------------------------------------------
Net sales                                   $ 662,192          $ 595,109      $ 685,927       $1,888,894        $ 1,753,321

Cost of sales                                 474,119            458,339        422,985        1,382,889          1,236,716
Research and development                      157,626            167,278        143,665          484,850            410,943
Marketing, general and
  administrative                              129,437            124,520        109,768          381,267            299,180
Restructuring and other
  special charges                                   -             17,514              -           32,530                  -
------------------------------------------------------------------------------------------------------------------------------
                                              761,182            767,651        676,418        2,281,536          1,946,839
------------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                       (98,990)          (172,542)         9,509         (392,642)          (193,518)

Gain on sale of Vantis                              -            432,059              -          432,059                  -
Litigation settlement                               -                  -              -                -            (11,500)
Interest income and other, net                  6,757              7,252         10,071           24,777             24,170
Interest expense                              (18,033)           (18,087)       (21,182)         (56,883)           (51,317)
------------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes
   and equity in joint venture               (110,266)           248,682         (1,602)           7,311           (232,165)

Provision (benefit) for income taxes                -            172,823           (635)         167,350            (91,742)
------------------------------------------------------------------------------------------------------------------------------

Income (loss) before equity
   in joint venture                          (110,266)            75,859           (967)        (160,039)          (140,423)

Equity in net income of
   joint venture                                4,721              4,037          1,973            6,023             14,142
------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                          $ (105,545)         $  79,896      $   1,006      $  (154,016)       $  (126,281)
------------------------------------------------------------------------------------------------------------------------------
Net income (loss) per common share
- Basic                                    $    (0.72)         $    0.54      $    0.01      $     (1.05)       $     (0.88)
- Diluted                                  $    (0.72)         $    0.53      $    0.01      $     (1.05)       $     (0.88)
------------------------------------------------------------------------------------------------------------------------------
Shares used in per share
  calculation
- Basic                                       147,388            146,947        143,915          146,748            143,249
- Diluted                                     147,388            149,540        146,642          146,748            143,249
------------------------------------------------------------------------------------------------------------------------------

Advanced Micro Devices, Inc.                               INFORMATION ONLY
--------------------------------------------------------------------------------
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS*
(Includes Pre-Tax FASL Investment Equity Loss (Income) in Operating Income
(Loss))
--------------------------------------------------------------------------------
(Thousands except per share amounts)

                                                                 Quarter Ended                        Nine Months Ended
                                                                  (Unaudited)                           (Unaudited)
----------------------------------------------------------------------------------------------------------------------------
                                                  Sept. 26,        June 27,       Sept. 27,       Sept. 26,       Sept. 27,
                                                    1999            1999            1998            1999            1998
----------------------------------------------------------------------------------------------------------------------------
Net sales                                       $   662,192      $ 595,109       $ 685,927      $ 1,888,894      $ 1,753,321

Cost of sales                                       474,119        458,339         422,985        1,382,889        1,236,716
Income from equity investment in FASL                (8,098)        (6,869)         (4,487)         (10,332)         (27,891)
Research and development                            157,626        167,278         143,665          484,850          410,943
Marketing, general and administrative               129,437        124,520         109,768          381,267          299,180
Restructuring and other special charges                   -         17,514               -           32,530                -
-----------------------------------------------------------------------------------------------------------------------------
                                                    753,084        760,782         671,931        2,271,204        1,918,948
-----------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                             (90,892)      (165,673)         13,996         (382,310)        (165,627)

Gain on sale of Vantis                                    -        432,059               -          432,059                -
Litigation settlement                                     -              -               -                -          (11,500)
Interest income and other, net                        6,757          7,252          10,071           24,777           24,170
Interest expense                                    (18,033)       (18,087)        (21,182)         (56,883)         (51,317)
-----------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                  (102,168)       255,551           2,885           17,643         (204,274)

Provision (benefit) for income taxes                      -        172,823            (635)         167,350          (91,742)
Provision for taxes on
  equity income in FASL                               3,377          2,832           2,514            4,309           13,749
-----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                               $  (105,545)     $  79,896       $   1,006      $  (154,016)     $  (126,281)
-----------------------------------------------------------------------------------------------------------------------------
Net income (loss) per common share
- Basic                                         $     (0.72)     $    0.54       $    0.01      $     (1.05)     $     (0.88)
- Diluted                                       $     (0.72)     $    0.53       $    0.01      $     (1.05)     $     (0.88)
-----------------------------------------------------------------------------------------------------------------------------
Shares used in per share
  calculation
- Basic                                             147,388        146,947         143,915          146,748          143,249
- Diluted                                           147,388        149,540         146,642          146,748          143,249
-----------------------------------------------------------------------------------------------------------------------------

* The above statements of operations are not in accordance with generally accepted accounting principles (GAAP) in that the pre-tax equity income of FASL has been reclassified and included in the determination of operating income
(loss). Net income (loss) and related net income (loss) per common share amounts are the same as those reported under GAAP.

Advanced Micro Devices, Inc.
CONSOLIDATED BALANCE SHEETS*
(Thousands)

                                                                                     Sept. 26,          Dec. 27,
                                                                                       1999              1998
------------------------------------------------------------------------------------------------------------------
Assets

Current assets:
      Cash, cash equivalents and short-term investments                            $   377,035        $   697,025
      Accounts receivable, net                                                         382,478            415,557
      Inventories                                                                      234,110            175,075
      Deferred income taxes                                                             49,827            205,959
      Prepaid expenses and other current assets                                        117,331             68,411

------------------------------------------------------------------------------------------------------------------

              Total current assets                                                   1,160,781          1,562,027

Property, plant and equipment, net                                                   2,569,115          2,268,468
Investment in joint venture                                                            271,896            236,820
Other assets                                                                           177,015            185,653

------------------------------------------------------------------------------------------------------------------

                                                                                   $ 4,178,807        $ 4,252,968
==================================================================================================================

Liabilities and Stockholders' Equity

Current liabilities:
      Notes payable to banks                                                       $     4,778        $     6,017
      Accounts payable                                                                 318,126            333,975
      Accrued compensation and benefits                                                 90,386             80,334
      Accrued liabilities                                                              208,248            168,280
      Income tax payable                                                                 9,526             22,026
      Deferred income on shipments to distributors                                      77,698             84,523
      Current portion of long-term debt, capital
        lease obligations and other                                                     44,691            145,564
------------------------------------------------------------------------------------------------------------------

              Total current liabilities                                                753,453            840,719

Deferred income taxes                                                                   58,037             34,784
Long-term debt, capital lease obligations and other,
  less current portion                                                               1,448,552          1,372,416

Stockholders' equity:
      Capital stock:
          Common stock, par value                                                        1,490              1,465
      Capital in excess of par value                                                 1,109,072          1,071,591
      Retained earnings                                                                808,155            962,171
      Accumulated other comprehensive income (loss)                                         48            (30,178)
------------------------------------------------------------------------------------------------------------------

              Total stockholders' equity                                             1,918,765          2,005,049

------------------------------------------------------------------------------------------------------------------

                                                                                   $ 4,178,807        $ 4,252,968
==================================================================================================================

* Amounts as of September 26, 1999 are unaudited. Amounts as of December 27, 1998 are derived from the December 27, 1998 audited financial statements.

                                      AMD
                            Selected Corporate Data
                                  (Unaudited)

-----------------------------------------------------------------------------------------------------------------------
Segment Breakdown                          Q3      '99                   Q2      '99                   Q3      '98
-----------------
                                   % of Sales      Revenue       % of Sales      Revenue       % of Sales      Revenue
                                   ----------      -------       ----------      -------       ----------      -------
-----------------------------------------------------------------------------------------------------------------------
AMD segment:

       Computation Products Group          55      $ 368M                53      $  317M           64          $  437M

       Memory Group                        31        206M                28         166M           19             129M

       Communications Group                11         70M                12          70M           10              70M

       Other                                3         18M                 0           2M            0               0M

Vantis segment:

       Vantis                               0          0                  7          40M            7              50M

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

Other Data                               Q3 '99                         Q2 '99                   Q3 '98
----------                               ------                         ------                   ------

-----------------------------------------------------------------------------------------------------------------------
Depreciation
and Amortization                          $130M                          $128M                    $117M

Capital Additions                          146M                           148M                     321M

Headcount                               13,244                         13,467                   13,384

-----------------------------------------------------------------------------------------------------------------------
International Sales                         63%                            58%                      52%